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                                                                    EXHIBIT 99.2

                                              METAL MANAGEMENT, INC.
                                              500 N. DEARBORN STREET - SUITE 405
                                              CHICAGO, ILLINOIS 60610
                                              www.mtlm.com
                                              NASDAQ:  MTLM


AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700
rlarry@mtlm.com


FOR IMMEDIATE RELEASE
                                                                NOVEMBER 4, 2003


METAL MANAGEMENT, INC. CLOSES AN ACQUISITION OF ASSETS IN CONNECTICUT

CHICAGO, IL -- NOVEMBER 4, 2003 -- METAL MANAGEMENT, INC. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, announced today that it completed the acquisition of the scrap metal recycling assets of H. Bixon and Sons ("Bixon") located in New Haven, Connecticut. The Bixon assets will be immediately integrated into the existing operations of Metal Management Connecticut, Inc.

Albert A. Cozzi, Vice Chairman and Chief Executive Officer, noted, "H. Bixon and Sons has been in business for many decades and has provided valuable recycling services to its customers. We look forward to furnishing these services to their scrap metal generators and customers. The acquisition of Bixon is consistent with our strategy to acquire attractively priced businesses that provide incremental volumes to our existing operations."

ABOUT METAL MANAGEMENT, INC.

Metal Management is one of the largest full service metals recyclers in the United States, with approximately 40 recycling facilities in 13 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.

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All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its
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subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2003, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: debt leverage on Metal Management, debt covenants that restrict our ability to engage in certain transactions, cyclicality of the metals recycling industry, commodity price fluctuations, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, underfunded defined benefit pension plans, historical operating losses, and limited common stock trading history.